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Exhibit 23.3

[LETTERHEAD OF MOSS-ADAMS LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement, on Amendment No. 1 of Form S-4 of our report dated February 20, 2004, with respect to the consolidated statement of income of United Financial Corporation for the year ended December 31, 2003, and the related consolidated statements of stockholders' equity and cash flows for the year ended December 31, 2003.

Moss Adams LLP

Spokane, Washington
December 21, 2006

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[LETTERHEAD OF MOSS-ADAMS LLP]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM